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                                                                  EXHIBIT (e)(2)

American International Life Assurance Company of New York
80 Pine Street, NY, New York  10005

PLEASE PRINT ALL ANSWERS             Supplemental Application For Life Insurance
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1.   Proposed  Last     First    Middle    2. Date of Birth  3. Social Security
               Name     Name     Initial                        Number
     Insured   _________________________   ________________  ___________________

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

       Guaranteed Account                                     _____ %

       AllianceBernstein Variable Products Series Fund, Inc
       Americas Government Income Portfolio                   _____ %
       Growth Portfolio                                       _____ %
       Growth & Income Portfolio                              _____ %
       Premier Growth Portfolio                               _____ %
       Small Cap Growth Portfolio                             _____ %

       American Century Variable Portfolios, Inc.
       VP Income & Growth Fund                                _____ %
       VP International Fund                                  _____ %

       Credit Suisse Trust
       Emerging Markets Portfolio                             _____ %
       Global Post-Venture Capital Portfolio                  _____ %
       International Focus Portfolio                          _____ %
       Large Cap Value Portfolio                              _____ %
       Mid-Cap Growth Portfolio                               _____ %
       Small Cap Growth Portfolio                             _____ %

       Fidelity Variable Insurance Products Fund
       VIP Balanced Portfolio                                 _____ %
       VIP Contrafund Portfolio                               _____ %
       VIP II Index 500 Portfolio                             _____ %

       Franklin Templeton Variable Insurance Products Trust
       Developing Markets Securities Fund - Class 2           _____ %
       Growth Securities Fund - Class 2                       _____ %
       Foreign Securities Fund - Class 2                      _____ %

       Goldman Sachs Variable Insurance Trust
       CORE U.S. Equity Fund                                  _____ %
       International Equity Fund                              _____ %

       J.P. Morgan Series Trust II
       Mid Cap Value Portfolio                                _____ %
       Small Company Portfolio                                _____ %

       Merrill Lynch Variable Series Funds, Inc.
       Basic Value V.I. Fund                                  _____ %
       Fundamental Growth V.I. Fund                           _____ %
       Government Bond V.I. Fund                              _____ %
       Value Opportunities V.I. Fund                          _____ %

       Morgan Stanley Universal Institutional Funds
       Core Plus Fixed Income Portfolio                       _____ %
       Emerging Markets Equity Portfolio                      _____ %
       High Yield Portfolio                                   _____ %
       Mid Cap Growth Portfolio                               _____ %
       Money Market Portfolio                                 _____ %
       Technology Portfolio                                   _____ %
       U.S. Mid Cap Value Portfolio                           _____ %

       Neuberger Berman Advisers Management Trust
       AMT Partners Portfolio                                 _____ %

       PIMCO Variable Insurance Trust
       High Yield Portfolio                                   _____ %
       Long-Term U.S. Government Bond Portfolio               _____ %
       Real Return Portfolio                                  _____ %
       Short-Term Portfolio                                   _____ %
       Total Return Bond Portfolio                            _____ %

       Vanguard Variable Insurance Fund
       Total Bond Market Index Portfolio                      _____ %
       Total Stock Market Index Portfolio                     _____ %

       VALIC Company I
       International Equities Fund                            _____ %
       Mid Cap Index Fund                                     _____ %
       Small Cap Index Fund                                   _____ %

       NOTE:The Net Premium will be allocated to the Morgan Stanley Money Market Fund until the end of the Right to Examine This Certificate period.

5.   Dollar Cost Averaging (Minimum of $2,000 must be allocated      YES     NO
     to the Morgan Stanley Money Market Fund.
     If elected you must complete the Dollar Cost Averaging          [ ]     [ ]
     Plan Request Form.)

6.   (a)  Did the Owner receive current prospectuses?                [ ]     [ ]
     (b)  Does the Owner understand that:
             The death benefit may increase or decrease              [ ]     [ ]
             depending on investment performance?
             The cash value may increase or decrease                 [ ]     [ ]
             depending on investment performance?
             The Certificate will lapse if the cash surrender
             value becomes insufficient to cover the total
             monthly deductions?                                     [ ]     [ ]
     (c)  Does the Owner believe that this Certificate will
          meet insurance needs and financial objectives?             [ ]     [ ]

24GVSUP997NY, page 1 of 2

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7.   Suitability     What is the Owner's:  Approximate net worth  ______________
                                           Income earned          ______________
                                           Income unearned        ______________
                                           Number of dependents   ______________
                                           Marginal tax bracket   ______________

Investment Objective(s) (check all that apply): Growth _____ Growth and Income _____ Income_____ Capital Appreciation _____ Speculation _____

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _____________________, 20__      _____________________________________
                                           Signature of Owner

at ________________, State of _______

_____________________________________      _____________________________________
Signature of Soliciting Agent              Signature of Proposed Insured if
                                           not Owner

24GVSUP997NY, page 2 of 2